Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 10, 2025 by and between Fathom Holdings Inc., a North Carolina corporation (the “Company”), and each purchaser identified in Exhibit A and on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

Preliminary Statement

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, shares of common stock of the Company, no par value (“Common Stock”) as more fully described in this Agreement in an aggregate principal amount of $2,999,999.71.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE 1

PURCHASE AND SALE

Subject to the terms and conditions set forth herein, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees to purchase, such principal amount of shares of Common Stock (the “Shares”) at the respective Purchaser’s Total Purchase Price set forth in Exhibit A (for each Purchaser, the “Purchase Price”).

ARTICLE 2

CLOSING

2.1. Closing. The closing (“Closing”) of the sale of the Shares shall take place March 14, 2025 or on such other date as the parties may agree (the “Closing Date”).

2.2. Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Prospectus Supplement (as hereinafter defined, which may be delivered in accordance with Rule 172 under the Securities Act of 1933, as amended (the “Securities Act”));

(iii) a copy of the irrevocable instructions to the Company’s transfer agent, Continental Stock Transfer & Trust Co. (the “Transfer Agent”), instructing the Transfer Agent to deliver, on an expedited basis, in book entry form (unless otherwise requested by the Purchaser) the Shares, registered in the name of such Purchaser; and

(iv) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by Purchaser; and

(ii) the Purchase Price.

2.3. Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Purchaser contained herein shall be materially true and correct as of the Closing Date as if made as of the Closing Date;

(ii) all obligations, covenants and agreements required to be performed or complied with by Purchaser on or prior to the Closing shall have been performed or complied; and

(iii) the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Company contained herein shall be materially true and correct as of the hereof and as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty true and correct as of such date);

(ii) all obligations, covenants and agreements required to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “SEC”) or the Nasdaq Capital Market (“Nasdaq”);

(v) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Prospectus or the Prospectus Supplement (all as hereinafter defined), or any part thereof, shall have been issued, and no proceedings for that purpose or otherwise under the Securities Act, shall have been initiated or threatened by the SEC, and no objection shall have been raised by Nasdaq with respect to the consummation of the transactions contemplated by this Agreement;

(vi) the Shares shall be freely tradable on Nasdaq; and

(vii) no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale and issuance of the Shares, including without limitation, those required by Nasdaq.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and covenants to Purchaser as follows:

3.1. Organization and Standing. The Company is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

3.2. Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Shares hereunder, to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith.

3.3. Authorization. The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company and this Agreement constitutes the legal, valid, and binding obligations of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4. The Shares. The Shares have been duly authorized by the Company and, when duly executed and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens or other restrictions, and the holder of the Shares shall be entitled to all rights accorded to a holder of the Company’s common stock.

3.5. Registration Statement. The Registration Statement on Form S-3 filed with the SEC and declared effective January 11, 2024 (the “Registration Statement”) is effective as provided in Section 8 of the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the SEC.

3.6. No Conflict. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by this Agreement will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company, each as currently in effect, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect.

3.7. Consents. No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of this Agreement, the issuance and sale of the Shares and the performance by the Company of its other obligations under this Agreement, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the Nasdaq Stock Market LLC for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby or (c) such that the failure of which to obtain would not have a material adverse effect on the Company. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents, warrants and covenants to the Company as follows:

4.1. Organization. If the Purchaser is not a natural person, the Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

4.2. Power. If the Purchaser is not a natural person, the Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3. Authorization. The execution, delivery, and performance of this Agreement by Purchaser has been, if not a natural person, duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of Purchaser enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4. Consents and Approvals. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than filings that may be required under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) after the Closing.

4.5. Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject. No approval, waiver, or consent by Purchaser under any instrument, contract, or agreement to which Purchaser or any of its affiliates is a party is necessary to consummate the transactions contemplated hereby.

4.6. Disclosure of Information. The Purchaser and its or his advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the cash purchase of the Shares that the Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Purchase under this Agreement and that have been requested by the Purchaser, and has had the opportunity to review the Company’s filings under the Securities Act and the Exchange Act (including risks factors set forth therein). The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal, and tax advice that it has considered necessary to make an informed investment decision with respect to the cash purchase of the Shares.

4.7. Finder. Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 5

OTHER AGREEMENTS OF THE PARTIES

5.1. Shares. The Shares issued pursuant to this Agreement shall be issued free of all legends.

5.2. Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m., New York City time, on the first (1st) Business Day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit to such Disclosure Document. Following the filing of the Disclosure Document, no Purchaser shall at such time be in possession of any material non-public information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents.

5.3. Prospectus Supplement. The Company shall timely file the Prospectus pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by that Rule. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such prospectus supplement relating to the Shares, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

5.4. Listing. The Company shall promptly take any action required to maintain the listing of all of the Shares on Nasdaq.

5.5. Director Appointment/Nomination.

(i)      The Company agrees to appoint Adam Rothstein (the “Director Designee”) to its Board of Directors (the “Board”), subject to approval by the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board, to serve as a director until the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”), or until his successor is duly elected and qualified, which approval shall not be unreasonably withheld and shall be effective on the Closing Date. In connection with the Director Designee’s appointment to the Board, the Company will also appoint the Director Designee to the Audit Committee, the Nominating and Corporate Governance Committee and to the newly formed Strategy and Innovation Committee of the Board of Directors (together, the “Board Committees”).

(ii)     The Company’s Board will nominate the Director Designee to be a Company director at the 2025 Annual Meeting and the Board will use its best efforts to cause the election of the Director Designee at the 2025 Annual Meeting. The Company shall continue to nominate the Director Designee to be a Company director at each subsequent Annual Meeting and, to the fullest extent permitted by applicable law (including with respect to the Board’s judgment in exercising its director duties under North Carolina law), the Board will use its best efforts to cause the election of the Director Designee at such subsequent Annual Meeting. For the avoidance of doubt, to the fullest extent permitted by applicable law (including with respect to the Board’s judgment in exercising its director duties under North Carolina law), the Company shall use substantially the same level of effort and provide substantially the same level of support for the Director Designee as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders. In addition, for as long as the Director Designee remans on the Board, the Board shall maintain the Director Designee’s appointment to each of the Board Committees, subject to compliance with applicable rules and regulations.

5.6. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to Section 5.2 of this Agreement, the Company covenants and agrees that from and after the date hereof, neither it, nor any other person acting on its behalf will, other than with respect to the Director Designee or any current director of the Company, provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates delivers after the date hereof any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law; provided, however, this sentence shall not apply if the Company and a given Purchaser are subject to a separate written confidentiality agreement or other agreement pursuant to which such Purchaser is subject to confidentiality obligations, which shall remain in full force and effect in accordance with its terms.

ARTICLE 6

MISCELLANEOUS

6.1. Survival. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

6.2. Termination. This Agreement shall terminate and be of no further force and effect if the Closing has not occurred on or before March 17, 2025. In the event of termination under this Section 6.2, neither party shall have any further obligation to the other.

6.3. Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by any Purchaser to the valid transferee of any security purchased hereunder. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

6.4. Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to: Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518, Attn: CEO, with a copy to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail #300, Raleigh, North Carolina 27607, Attn: Andrew J. Gibbons, and as to Purchaser at the address set forth next to the Purchaser in Exhibit A of this Agreement. Any party hereto from time to time may change its address, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

6.5. Governing Law. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

6.6. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

6.7. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

6.8. Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

6.9. Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Shares to the Purchaser. Notwithstanding the foregoing, the Company shall pay the reasonable fees and expenses of Cooley LLP, counsel for Adam Rothstein and ReMY Capital Partners III LP, in an amount not to exceed $45,000 in the aggregate.

6.10. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.12. Adjustments in Respect of Certain Events. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Signature pages follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

FATHOM HOLDINGS INC.

By:	/s/ Marco Fregenal
Name: Marco Fregenal
Title: President, Chief Executive Officer

PURCHASER:

By:	/s/ Stephen Murray
Name: Stephen Murray

PURCHASER:

By:	/s/ Scott Flanders
Name: Scott Flanders

PURCHASER:

ADAM ROTHSTEIN

By:	/s/ Adam Rothstein
Name: Adam Rothstein

PURCHASER:

PROMETHEUS FOUNDATION

By:	/s/ Leonard Esmond
Name: Leonard Esmond
Title: Treasurer

PURCHASER:

REMY CAPITAL PARTNERS III, LP

By:	/s/ Mark S. Siegel
Name: Mark S. Siegel
Title: President of the General Partner

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Purchaser	Total Shares	Per Share Purchase Price	Total Purchase Price	Address
ReMY Capital Partners III LP	657,256	$0.6847	$450,023.18
Prometheus Foundation	2,117,824	$0.6847	$1,450,074.09
Adam Rothstein	730,284	$0.6847	$500,025.45
Scott Flanders	693,866	$0.7206	$499,999.84
Steve Murray	138,773	$0.7206	$99,999.82
TOTAL	4,338,003		$3,000,122.39